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                                                                      EXHIBIT 12

                       UNITED STATES CELLULAR CORPORATION
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)

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
EARNINGS:
  Income from Continuing Operations before Income Taxes...........................  $  21,310
    Add (Deduct):
      Minority Share of Losses....................................................       (103)
      Earnings on Equity Method...................................................    (26,540)
      Distributions from Minority Subsidiaries....................................     16,395
      Amortization of Non-Telephone Capitalized Interest..........................         15
      Minority share of income in majority-owned subsidiaries that have fixed
      charges.....................................................................        648
                                                                                    ---------
                                                                                       11,725

    Add fixed charges:
      Consolidated interest expense...............................................     21,883
      Interest Portion (1/3) of Consolidated Rent Expense.........................      2,133
                                                                                    ---------
                                                                                    $  35,741
                                                                                    ---------
                                                                                    ---------

FIXED CHARGES:
  Consolidated interest expense...................................................  $  21,883
  Interest Portion (1/3) of Consolidated Rent Expense.............................      2,133
                                                                                    ---------
                                                                                    $  24,016
                                                                                    ---------
                                                                                    ---------

RATIO OF EARNINGS TO FIXED CHARGES................................................       1.49
                                                                                    ---------
                                                                                    ---------
  Tax-Effected Preferred Dividends................................................  $      --
  Fixed Charges...................................................................     24,016
                                                                                    ---------
    Fixed Charges and Preferred Dividends.........................................  $  24,016
                                                                                    ---------
                                                                                    ---------

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS........................       1.49
                                                                                    ---------
                                                                                    ---------
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